                                                                    Exhibit 99.1

                         FORM 4 JOINT FILER INFORMATION

Name:                                       Belvedere Capital Partners LLC

Address:                                    One Maritime Plaza, Suite 825
                                            San Francisco, CA 94111
Designated Filer:                           California Community Financial
                                            Institutions Fund Limited
                                            Partnership
Date of Event Requiring Statement:          06/28/06

Issuer Name and Ticker or Trading Symbol:   Placer Sierra BancShares (PLSB)

Signature                                   Belvedere Capital Partners LLC

                                            By: J. Thomas Byrom, Manager

                                            By: /s/ J. Thomas Byrom
                                                 -----------------------
                                                 Authorized Signatory

Name:                                       J. Thomas Byrom

Address:                                    One Maritime Plaza, Suite 825
                                            San Francisco, CA 94111
Designated Filer:                           California Community Financial
                                            Institutions Fund Limited
                                            Partnership
Date of Event Requiring Statement:          06/28/06

Issuer Name and Ticker or Trading Symbol:   Placer Sierra BancShares (PLSB)

Signature                                   J. Thomas Byrom

                                            By: /s/ J. Thomas Byrom
                                                ------------------------
                                                Authorized Signatory